UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2026

Pacira BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 900

Brisbane, California 94005

(Address and Zip Code of Principal Executive Offices)

(650) 242-8052

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2026, Pacira BioSciences, Inc., a Delaware corporation (the “Company” or “Pacira”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Viatris Inc., a Delaware corporation (“Parent”), and Peach Purchaser Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than 15 business days after the date of the Merger Agreement), Purchaser will commence a cash tender offer (the “Offer”), to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at an offer price of $36.50 per Share in cash, net of applicable withholding taxes and without interest (the “Offer Price”).

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the conditions set forth in the Merger Agreement, including, but not limited to, that the (i) number of Shares validly tendered in accordance with the terms of the Offer and not validly withdrawn (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not been “received”, as defined by Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”)), when considered together with all other Shares owned by Purchaser and its affiliates, would represent at least one Share more than 50% of the total number of Shares at the time of the expiration of the Offer and (ii) waiting period (or any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations promulgated thereunder having expired or been terminated, and any timing agreement with any governmental body applicable to the Offer or the Merger (as defined below) having expired or otherwise ceased to restrict the consummation of the Offer and the Merger.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Purchaser will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the DGCL, with no shareholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), the Shares then issued and outstanding (other than Shares held (i) by the Company or its subsidiaries (including Shares held in the Company’s treasury), (ii) by Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or (iii) by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will each be converted into the right to receive the Offer Price, upon the terms and subject to the conditions set forth in the Merger Agreement.

Each of the Company and Parent has agreed to make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement promptly, and in any event within 15 business days, after the date of the Merger Agreement.

Each option to purchase shares of common stock of the Company (a “Company Option”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be canceled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Offer Price minus (B) the exercise price payable per Share under such Company Option; provided, that any Company Option that has an exercise price per Share that is greater than or equal to the Offer Price shall be canceled at the Effective Time without any consideration payable (whether in the form of cash or otherwise) therefor, whether before or after the Effective Time.

Each performance share unit award (a “Company PSU”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be canceled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares issuable in settlement of such Company PSU, as determined in accordance with the applicable Company PSU award agreement, multiplied by (ii) the Offer Price.

Each restricted stock unit award (a “Company RSU”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be canceled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares issuable in settlement of such Company RSU, multiplied by (ii) the Offer Price.

Each cash-based award granted pursuant to the Company’s cash-based long-term incentive plan (a “Company LTIP Award”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be canceled at the Effective Time and converted into the right to receive cash in an amount as determined by the board of directors of the Company (the “Company Board”) (or the appropriate committee thereof) prior to the Effective Time in accordance with the terms of the plan.

Each restricted cash award (a “Company Restricted Cash Award”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be canceled at the Effective Time and converted into the right to receive an amount of cash equal to the sum of (i) any portion of the Company Restricted Cash Award that is vested, but remains unpaid, as of the Effective Time and (ii) the amount of Unvested Cash (as defined under the applicable Company Restricted Cash Award agreement) with respect to the Company Restricted Cash Award (as determined by the Company or any of its subsidiaries, as applicable).

Payment of any amounts payable with respect to Company Options, Company PSUs, Company RSUs, Company LTIP Awards and Company Restricted Cash Awards will be made as soon as reasonably practicable after the Effective Time and subject to applicable tax withholdings.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the time at which the Purchaser accepts for payment Shares validly tendered (and not validly withdrawn) pursuant to the Offer and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to conduct in all material respects its business and operations in the ordinary course of business consistent with past practice and has agreed to certain other customary operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to directly or indirectly (i) solicit, initiate, seek or knowingly facilitate, assist or encourage (including by way of furnishing non-public information) the making of an Acquisition Proposal (as defined in the Merger Agreement) or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person (other than Parent and its affiliates and its and their representatives) any non-public information relating to, or provide access to the business, properties, assets, books, records or personnel of, any of the Company or its subsidiaries, in any such case, in connection with, or for the purpose of soliciting, initiating, seeking, knowingly facilitating, assisting or encouraging, an Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (iii) adopt, approve or enter into any letter of intent, acquisition agreement, agreement in principle or other contract with respect to an Acquisition Proposal. Notwithstanding these restrictions, the Company or any of its representatives may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited, bona fide written Acquisition Proposal that the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, (i) constitutes or would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement) and (ii) the failure to take certain actions in connection therewith would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable law.

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to a Superior Offer, the Company will be required to pay Parent a termination fee of an amount in cash equal to $62.0 million (the “Termination Fee”). Any such termination of the Merger Agreement by the Company in connection with a Superior Offer is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement, a determination by the Company Board that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable law and the payment of the Termination Fee by the Company.

The Company Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (together, the “Transactions”), are fair to, and in the best interest of, the Company and its stockholders, and declared it advisable for the Company to enter into the Merger Agreement and consummate the Transactions, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger shall be effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholders of the Company tender their Shares to Purchaser pursuant to the Offer.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The Merger Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the signing of the Merger Agreement or by documents filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company, Pacira or Purchaser, as applicable, at the time they were made and investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company or Pacira and/or Purchaser, as applicable, in their respective public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Pacira’s public disclosures, as applicable.

Item 7.01	Regulation FD Disclosure.

On October 8, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the transaction, the expected timetable for completing the proposed transaction, the anticipated benefits and synergies of the proposed transaction, the ability to complete the transaction or to satisfy the various closing conditions, future opportunities for Parent or Pacira and either of their products and any other statements regarding Parent’s or Pacira’s future operations, strategic initiatives and priorities, restructuring activities, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, imperatives, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, other expectations, plans, trends, outlooks, projections, prospects and targets for future periods, and any other statements that are not historical facts. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “can”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words.

Because forward-looking statements inherently involve known and unknown risks and uncertainties, actual future results, levels of activity, performance or achievements may differ materially from those expressed or implied by such forward-looking statements, and there can be no assurance that estimates, assumptions and expectations will prove to have been correct. Factors that could cause or contribute to such differences include, but are not limited to: the ability of Parent and Pacira to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the ability of Parent and Pacira to consummate the proposed transaction; the conditions to the completion of the proposed transaction (including, but not limited to, that the stockholders of Pacira validly tender and not withdraw, in the aggregate, at least a majority of the Shares outstanding as of immediately following the expiration of the Offer) not being satisfied or waived on the anticipated timeframe or at all; the regulatory approvals required for the proposed transaction not being obtained on the terms expected or on the anticipated schedule or at all; the possibility that competing offers may be made; the possibility that Parent may be unable to achieve the intended or expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected timeframe or at all or to successfully integrate Parent and Pacira; Parent’s or Pacira’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that Parent or Pacira may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives and priorities; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally; the ability to attract, motivate and retain key personnel; Parent’s or Pacira’s liquidity, capital resources and ability to successfully complete capital projections and obtain financing; Parent’s or Pacira’s plans with respect to the repayment of indebtedness; any regulatory, legal or other impediments to Parent’s or Pacira’s ability to bring new products to market; success of clinical trials and Parent’s or Pacira’s (or, with respect to each, its partners’) ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with Parent’s or Pacira’s manufacturing facilities, including with respect to short- or long-term shutdowns, inspections, remediation and restructuring activities, product labeling or regulatory compliance, supply chain continuity, inventory management, or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on Parent or Pacira; any significant breach of data security or data privacy or disruptions to Parent’s or Pacira’s information technology systems; risks associated with having significant operations globally; the strength and ability to protect Parent’s or Pacira’s intellectual property and patent terms and preserve their respective intellectual property rights; changes in third-party relationships; the effect of any changes in Parent’s or Pacira’s (or, with respect to each, its partners’) customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following the proposed transaction; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of Parent or Pacira (or, with respect to each, its partners); uncertainties regarding future demand, pricing and reimbursement for Parent’s or Pacira’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, wars or other conflicts, potential for adverse impacts from future tariffs and trade restrictions, inflation rates, interest rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with Parent and Pacira, see the risks described in Part I, Item 1A of their respective Annual Reports on Form 10-K for the year ended December 31, 2025, and their other filings with the SEC. You can access their respective filings with the SEC through the SEC website at www.sec.gov or through their respective websites, and each of Parent and Pacira strongly encourages you to do so. Parent routinely posts information that may be important to investors on its website at investor.viatris.com, and it uses this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of Parent’s website are not incorporated into this Current Report on Form 8-K or Parent’s filings with the SEC. Each of Parent and Pacira undertakes no obligation to update any statements herein for revisions or changes after the date of this Current Report on Form 8-K other than as required by law.

Important Information about the Transaction and Where to Find It

The tender offer for the Shares described in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and it is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell Shares, nor is it a substitute for the tender offer materials that Parent will file with the SEC on Schedule TO. At the time any such tender offer is commenced, Parent will prepare and file a Tender Offer Statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents, with the SEC, and Pacira will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to such tender offer with the SEC. The Offer will only be made pursuant to the offer to purchase, the letter of transmittal and other related tender offer documents filed as a part of the Schedule TO. Pacira’s stockholders are strongly advised to read these tender offer materials carefully and in their entirety when they become available, as they may be amended or supplemented from time to time, because they will contain important information about such tender offer that Pacira’s stockholders should consider prior to making any decisions with respect to such tender offer, including the terms and conditions of the tender offer. The offer to purchase, letter of transmittal and other related tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of Pacira at no expense to them. Once filed, stockholders of Pacira will be able to obtain a free copy of these documents and each of Parent’s and Pacira’s other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. In addition, a copy of the offer to purchase, form of letter of transmittal and other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Parent at InvestorRelations@viatris.com. A copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) also may be obtained free of charge by directing a request to Pacira at secretary@pacira.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 8, 2026, by and among Pacira BioSciences, Inc., Viatris Inc. and Peach Purchaser Sub Inc.

99.1	Joint Press Release of Viatris Inc. and Pacira BioSciences, Inc., dated as of October 8, 2026.

104	Cover Page Interactive Data File (Formatted as Inline XBRL).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Date: October 8, 2026	By:	/s/ Kristen Williams
Kristen Williams
Chief Administrative Officer and Secretary